UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

CHINA WORLD TRADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-26119	87-0629754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

China World Trade Corporation 5/F, Guangdong Finance Building 88 Connaught Road West, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code:  852-2116-3560

3rd Floor, Goldlion Digital Network Center 138 Tiyu Road East, Tianhe Guangzhou, People’s Republic of China
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CHINA WORLD TRADE CORPORATION

Item 1.01.     Entry into a Material Definitive Agreement

The Share Exchange Agreement

On March 28, 2008, China World Trade Corporation (the “Registrant” or “CWTD”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Registrant, William Chi Hung Tsang, the Chairman and President of the Registrant (“Tsang”), Uonlive Limited, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Uonlive”), Tsun Sin Man Samuel, Chairman of Uonlive (“Tsun”), Hui Chi Kit, Chief Financial Officer of Uonlive (“Hui”), Parure Capital Limited, a corporation organized and existing under the laws of the British Virgin Islands and parent of Uonlive (“Parure Capital”).  For purposes of the Exchange Agreement, Tsun and Hui being the holders of all of the outstanding capital stock of Parure Capital and are therein referred to as the “Shareholders,” and Parure Capital and Uonlive being therein referred to as the “Uonlive Subsidiaries.”  Upon closing of the share exchange transaction contemplated under the Exchange Agreement (the “Share Exchange”), Tsun and Hui transferred all of their share capital in Parure Capital to the Registrant in exchange for an aggregate of 150,000,000 shares of common stock of the Registrant and 500,000 shares of Series A Convertible Preferred Stock of the Registrant, which is convertible after six months from the date of issuance into 100 shares of common stock of the Registrant, thus causing Parure Capital to become a direct wholly-owned subsidiary of the Registrant.

In addition, pursuant to the terms and conditions of the Exchange Agreement:

•
On the Closing Date, the current officers of the Company resigned from such positions and the persons chosen by Uonlive were appointed as the officers of the Company, notably Tsun Sin Man Samuel, as Chairman, Cheung Chi Ho, as Chief Executive Officer, and Wong Kin Yu, as Chief Operating Officer, and Tsang and Zeliang Chen resigned from their positions as directors and officers; CM Chan resigned from his position as CEO, Larry Wei Fan will remain as CFO until further notice and Tsun and Cheung filled the vacancies on the Board created by their resignation.

•
On the Closing Date, the remaining members of the Board, namely Xiao Lei Yang, Chao Ming Luo and Ye Xin Long resigned from their positions as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time such persons designated by Uonlive will be appointed as directors of the Company, notably Carol Kwok, Zeng Yang and Wong Kin Yu.

•	On the Closing Date, the Registrant paid and satisfied all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.

•
As of the Closing, the parties consummated the remainder of the transactions contemplated by the Exchange Agreement, including the transfer of all of CWTD’s subsidiaries to Top Speed Technologies Limited, a British Virgin Islands corporation owned by William Tsang, pursuant to a sale and purchase agreement in consideration of cancellation of indebtedness owed by CWTD to William Tsang.

As of the date of the Exchange Agreement there are no material relationships between the Registrant or any of its affiliates and the Shareholders, or Uonlive, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

A copy of the Sale and Purchase Agreement with respect to the CWTD subsidiaries is filed as Exhibit 2.2 hereto.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange are to Uonlive, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange are to the Registrant and its subsidiaries.  Information regarding the Company, Uonlive and the principal terms of the Share Exchange are set forth below.

Item 2.01.         Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Uonlive, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries. Information regarding the Company and Uonlive and the principal terms of the Share Exchange are set forth below.

Share Exchange

The Share Exchange.  On March 28, 2008, the Registrant entered into the Exchange Agreement with Tsang, Uonlive, Tsun, Hui and Parure Capital.  Upon closing of the Share Exchange on March 31, 2008, Tsun and Hui delivered all of their share capital in Parure Capital to the Registrant in exchange for 150,000,000 shares of common stock of the Registrant and 500,000 shares of Series A Convertible Preferred Stock, resulting in Parure Capital becoming wholly a owned subsidiary of the Registrant and Uonlive becoming an indirect wholly owned subsidiary of the Registrant.

As a result, 49,565,923 shares of the Registrant’s common stock were outstanding immediately prior to the closing of the Share Exchange, and 199,565,923 shares of the Registrant’s common stock were outstanding immediately after the closing of the Share Exchange.  In addition, 500,000 shares of Series A Convertible Preferred Stock were outstanding immediately after the closing of the Share Exchange.  Of these shares, approximately 26,355,874 shares represented the Registrant’s “public float” prior to and after the Share Exchange.  The 150,000,000 shares of common stock and 500,000 shares of Series A Convertible Preferred Stock issued in the Share Exchange were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).   The shares in the public float will continue to represent the shares of the Registrant’s common stock held for resale without further registration by the holders thereof.

Neither the Registrant nor Uonlive had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Share Exchange.

Prior to the announcement by the Registrant relating to the entry into the Share Exchange there were no material relationships between the Registrant or Uonlive or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange.  At this time, the Company intends to carry on Uonlive’s business as its sole line of business.  The Registrant has relocated its executive offices to 5/F, Guangdong Finance Building, 88 Connaught Road West, Hong Kong, and its telephone number is 852-2116-3560.

Pre-Share Exchange holders of share capital of Parure Capital will be required to exchange their existing certificates for certificates of the Registrant.  This will be effected through our transfer agent.  The certificates of the Registrant’s common stock issued in the Share Exchange will be “restricted” within the meaning of Rule 144 under the Securities Act.

Changes to the Board of Directors and Officers.

On the Closing Date, the current officers of the Company resigned from such positions and the persons chosen by Uonlive were appointed as the officers of the Company, notably Tsun Sin Man Samuel, as Chairman, Cheung Chi Ho, as Chief Executive Officer, and Wong Kin Yu, as Chief Operating Officer, and Tsang and Zeliang Chen resigned from their positions as directors and officers; CM Chan resigned from his position as CEO, Larry Wei Fan will remain as CFO until further notice and Tsun and Cheung filled the vacancies on the Board created by their resignation.

On the Closing Date, the remaining members of the Board, namely Xiao Lei Yang, Chao Ming Luo and Ye Xin Long resigned from their positions as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time such persons designated by Uonlive will be appointed as directors of the Company, notably Carol Kwok, Zeng Yang and Wong Kin Yu.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control.  The Share Exchange is being accounted for as a “reverse merger,” since Tsun and Kit own a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange.  Uonlive is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Uonlive and will be recorded at the historical cost basis of Uonlive, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Registrant and Uonlive, historical operations of Uonlive, and operations of the Registrant from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange.

Organization of the Uonlive Acquisition Structure for CWTD

Parure Capital was organized as a BVI corporation owned 80% and 20% by Tsun and Hui, respectively.  It acquired all of the share capital of Uonlive Limited, with the end result being that Uonlive Limited became a wholly owned subsidiary of Parure Capital.  Pursuant to the Share Exchange Agreement, Tsun and Hui exchanged all of their share capital in Parure Capital for 150,000,000 shares of common stock of CWTD and 500,000 shares of Series A Preferred Stock of CWTD.

Organizational Charts

Set forth below is an organization chart of the entities that existed prior to the Share Exchange and exchange of 100% of the share capital of Parure Capital to CWTD, and an organizational chart showing the entities that existed after the Share Exchange and contribution of 100% of the share capital of Parure Capital to CWTD.

Before Share Exchange

SHAREHOLDERS

After Share Exchange

Description of CWTD

Overview

The predecessor of China World Trade Corporation was incorporated in the State of Nevada on January 29, 1998 under the name Txon International Development Corporation to conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Nevada.

Our business plan involves the pursuit of three distinct lines of business including:

•
Business Clubs.  We have business clubs located in Guangzhou and Beijing.  Each business club is indirectly associated with the World Trade Center Association, by which we have positioned ourselves as a platform to facilitate trade between China and the world markets.

•
Tourism and Hotel Management: Our Hotel Management operations are managed by through our subsidiary CWT Hotel Management which commenced operation in August 2007. The strategic acquisition of Suzhou Tongli to become our affiliate can provide us with revenue in the form of tourist entrance fee, and hence allows us to maintain foothold to the high margin tourism segment of the Chinese travel business.

•
Investment and Consultancy Services: Our Investment & Consultancy Services are offered through CWT Investment which commenced operation in August 2007.  CWT Investment includes the provision of market and industrial research, corporate restructuring and planning, technology and infrastructural expertise, as well as investment matching to development projects in Chinese cities.

Our executive office is located at 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, the PRC 510620.

DESCRIPTION OF OUR BUSINESS

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Uonlive, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange  refer to the Registrant and its subsidiaries.

Company Overview

Introduction

Uonlive is a leading private online multimedia company incorporated in April 2007 with its headquarters in Hong Kong, China. It is one of the members of Jingu Group. The main business of Uonlive is operating an online radio station, a kind of virtual community able to provide the public with free online radio services, and mainly targets the younger listening audience.

Uonlive is the abbreviation for “You Are on Live”, which means no matter where you live around the world, Uonlive’s information can be transmitted to you. With online radio, there are no geographic boundaries.

Uonlive provides multi-division entertainment programs through live-audio-radio and audio-on-demand. Audio-on-demand allows the listener to choose his or her own programming.  Uonlive also utilizes the most advanced technologies for DJs and audiences to control their broadcasting techniques. Uonlive is also endeavoring to develop new radio receiving techniques. For example, in the near future, Uonlive will distribute online radio programs for communication products including mobile, family electronics etc., anytime and anywhere.

Different than traditional radio stations, Uonlive is continuously adding more interactive features, including online live voting, chat rooms, and download service, etc. in order to reach more audiences.

In addition, Uonlive provides professional training courses to DJs.  It is committed to developing new radio personalities by providing professional and systematic training programs. After completion of the courses, the participants are qualified to take part in large-scale activities and ceremonies. Such opportunities work for the mutual benefit of the online station and the participant. Currently, Uonlive has over 50 DJs hosting online radio programs.

Currently Uonlive has over 40 diversified programs, which operate 24-hours a day.  No matter when and where, listeners can hear Uonlive voices anytime.

Our Mission

“To provide online programming any time, any place” is Uonlive’s mission. Uonlive strives to become a Multimedia Communication Platform. Within this platform, Uonlive wants to remind the world of the importance of communication. Our goal is to use online audio programming more creatively to lighten up listener’s lives in a pleasant and fun way.

Our objective is to develop and provide diversified programming that has an upbeat message for anyone who listens. We will use advanced technologies to provide a variety of interactive channels through a Multimedia Communication Platform to give the audience an impressive and fun radio shows.

Key Milestones in Our Development

•	Uonlive starts on July 2007;
•	The first channel radio on September 2007;
•	The second channel radio on November 2007
•	Within 3 months after it starts, Uonlive achieved 35,000 registered users;
•	Becomes the largest online radio station in Hong Kong
•	Uonlive has more than 1,000 registered DJs
•	Uonlive has a visitor traffic rank of 13,537 on March 1, 2008, an average increase of 83,993 within 3 months.

Overview of the Online Radio Industry and Traditional Radio and Television

Online radio is a new broadcasting media which is transmitted through the Internet.  A radio server is set up on Internet websites and provides radio programming through media play software.  As a result, the listeners are able to listen, watch, and read radio programs through their own computers.  The programs of online radio include audio, video, multi-media and text contents.  Online radio is one of the major Internet media which provides online audio and video programming services.

According to the statistics of eTForecasts, there were over 1.08 billion Internet users in 2006 globally, and an estimated 2 billion users were predicted within the next 5 years. The USA has 197.8 million Internet users, China has 120 million Internet users, and other countries in declining sequence are Japan, India, Germany, UK, and Korea.

A study of Understanding & Solutions shows that compared to global Internet income from advertising amounting to US$25 billion, the global radio and TV advertising income was US$160 billion in 2006.  According to statistics of the Office of Management and Budget in the U.S., the USA radio advertisement income was US$20 billion in 2002, occupying 14% of the whole US media advertisement market.

In 2000, there were 21,500 TV stations and 44,000 radio stations globally, of which 59% of the total TV stations were located in the USA and 30% of total radio stations were located in the USA. In the radio industry, there were 514,000 employees in 2001. Most of these TV and radio stations are commercial entities relying on commercial advertisement income.

According to the statistics of US Radio Advertising Bureau in 2002 and 2003, over 96% of  American citizens over 12 years old listen to radio programs every week; over 77% of American citizens listen to radio programs everyday; 99% of adults (over 18 years old) with yearly income of $50,000 listen to radio programming for 3 hours and 18 minutes everyday; over 96% of lawyers, accountants, professionals, and  senior corporate management listen to radio for 3 hours and 01 minute everyday; 97% of college students listen to radio for 3 hours and 5 minutes everyday. The time distribution ratios of American citizens on various media is 44% on radio, 41% on TV, 10% on newspaper, and 5% on magazine.

Characteristics of Online Radio

Currently, the most popular online radio is live radio and audio-on-demand radio programs. The live online radio is similar to traditional radio, which provides audio programs according to a scheduled program list on the Internet. By contrast, audio-on-demand online radio provides radio programs on the website, and audiences are able to play their favorable programs on their demand.

The Following is a Comparison of Online Radio to Traditional Radio Broadcasting:

•	Online radio programs are targeted to more specialized and detailed audiences. Online radio segments its listening audience more than traditional radio.
•	Online radio audiences are able to listen to radio programs in their free time and can avoid being stuck to listening to traditional radio programs in a synchronous manner.
•	Online radio audiences are able to select programs on demand and enjoy real-time news, music, and other programs.
•
Online radio audiences are able to mutually interact and communicate with broadcast hosts more closely and quickly through MSN, mobile messaging, blogs and radio Forum, as well as hot-line telephone etc.

•	Online radio is able to utilize news and program resources of traditional broadcast stations, which is complementary to that provided by traditional broadcast stations.

Development of Online Radio Worldwide

In the U.S., approximately 85% of the regional or global radio stations started since ABC Radio Network first initiated global online radio through the Internet in August 1995 have been online radio stations. A statistic of Dataquest shows that there were 2,700 online radio stations in USA as early as in 1999. Currently, over 45,000 hours of online radio programming have been provided weekly in the U.S., 58 TV station provide Web radio, and 34 TV stations provide “play on demand” radio service. According to the statistics of Spinner.com, their Internet users browse their radio station website for 90 minutes on average. In the Go website affiliated with Disney, Internet listeners browse for 40 minutes on average. As of 2006, there are over [103] million people in the U.S. who have experienced online radio or video.

In Europe, there are over 95 million listeners to radio for an average of 3 hours every day. The size of the radio audience is bigger than the TV audience. According to the statistics of French Advertisement Research Agency, there are over 85% French people listening to radio programs everyday. Listening to radio programming has become the major daily form of entertainment second only to watching TV in France.

In China, the first online radio station was established on December 15, 1996, and it was called Pearl River Economic Radio Station. China National Radio Station put their programs in languages of Chinese, English, German, and Spanish on the Internet, and completed its radio programming in nine languages. By 2000, there were approximately 100 radio stations, 60 TV stations, 25 on-line TV stations, and 10 satellite TV stations all of which were starting Internet programs. In July 2005, CCTV set up a specialized online radio station, Radio.cn.

In India, the growth of radio broadcasting is three times greater than the average growth of other media, and over 35% of advertising income comes from radio advertisements. In Japan, there were 21.44 million online radio users in 2007.

In Hong Kong, Radio Television Hong Kong (RTHK) established the RTHK Internet website to provide online Cantonese and other programs as early as 1994, under the support of the Chinese University of Hong Kong. By 2007, the number of daily average visits to the RTHK website had increased from 7,000 hits in 1994 to be over 29 million visits daily, among which approximately 40% of visits come from foreign countries and regions. The substantial growth of RTHK reflects the huge market potential of Hong Kong Online radio market.

Development of Our Business

The commercial market for the online radio business is developing rapidly. Many large competitors have been formed or are in the process of being formed to take advantage of an expanding market.  The commercialization of the Internet has effectively promoted the development of online radio communication technologies.  The significant business opportunities inherent in online radio will cause the utilization of the various kinds of equipment necessary for an online radio station.

Our development strategies include opening up new channels, attracting more members, strengthening and diversifying online programs, selling or renting our channels, attempting to develop a “U outlet”, and later attempting co-operation with Karaoke, and developing a voice-ecard for our stations. Uonlive will also sell its commercial products to users through its multimedia communications platform. It hopes to set up a team to source products in Guangdong Province, China and market the product on the website. Lastly, Uonlive will try another model allowing users to call up and record a message and leave it on the website so that other people listen to them (thereby setting up a sound recording library).

Some aspects of our strategies are discussed below:

(1) Advertising banner

Like other highly visited websites, when www.uonlive.com becomes the top online radio station in Hong Kong, Uonlive can also use this status in order to command a reasonable amount of income from advertisers.

(2) Voice advertisement

This is a new business model in the internet industry.  But this business model is similar to the FM/ AM radio station advertisements. In this model, certain advertising can be broadcast during the scheduled program. On the other hand, listeners can use the powerful search engines on the web to choose the advertisement via the different products.

(3) Channel rental

Since Uonlive has unlimited airtime, it can use this advantage to rent air time to different groups or companies that serve different industries; such as financial advisors, securities broker, horse racing specialists, etc..

(4) Training

To become a UJ, one must acquire the same professional knowledge as a normal DJ. Uonlive will provide training classes for users/members to become Uonlive Jockeys (a “UJs”).  Our UJ operating philosophy is: “the more you participate, the more airtime you can have.”  Furthermore, UJs do not have to be in our studio to perform their program.  They can sit at home and upload their program to our servers. Alternatively, they can use their mobile phone to connect with the studio to broadcast their program directly.

Our Products and Services

Uonlive operates online radio by using audio or video data that can be converted into the desired format and directly transmitted onto the Internet.   Whenever the listeners log into the website, they can download the audio information they desire, and broadcast this information out through the related software such as Realplay or Winamp.  Online radio does not use satellite frequency bands and resources; therefore, the broadcast is influenced by the network bandwidth available.

In Uonlive, all the people are involved in the multimedia communication platform. This virtual community is able to provide the public with free online radio services.  Currently Uonlive focuses on its products and services named “U on radio”, “UJ on demand”, and attempts to capitalize on “U on Ad”, and “U outlet.”

(1) U on radio

•	Unlimited airtime, no boundary, flexibility and expandable.
•	Started from 16th September 2007;
•	Two different online radio channels;
•	Over 100 DJs;
•	24×7×2 channel radio, each day around 8 to 10 hours of new programs (continuous radio or program on demand);
•	Existing 35,000 registered members, 16-25 age group.

(2) UJ on demand

•	Anyone can become an UJ;
•
UJ status can be upgraded to a senior level depending on how many programs the users get involved in, how many programs users update or are in charge of and also the download rates or response rate from the audiences;

•	The higher the rank, the more airtime users can operate;
•	Own your own radio channel with specific topics.

(3) U on Ad

•	The audience members can record their own advertisement in audio and upload to Uonlive;
•	UJ can pick different categories of products and record the advertisement, and post on Uonlive;
•	Advertising on demand with target customers, and advertisement with hit rate record;
•	Target customers can allocate target products;
•	Become a yellow page, youth and specialist recommendation in particular products;
•	Different UJs become specialists on particular products in specific industries.

(4) U outlet

•	Like most of the outlet malls, which sell off-season products directly from factory to members;
•	Particular teams will search around the province for the off-season products in different industries.

Competition

Our competitive strategy and competitive advantages include the following:

(1) Simple equipment, no boundary and time constraints.
The cost to establish an online radio station is very low, not only the hardware but also the technology.  In theory, any person who has a computer, a microphone, and software can have a radio station of his own.  Moreover he can recruit DJs from all over the world through the network.  All programs are stored on the site, and are saved in a database.  People can retrieve a specific program that they missed and listen to it at any time, any place. Therefore, it enables the acceptance rate to be greatly increased.

(2) Utilize audience interaction.
In the online network, DJs can chat with audiences through instant communication tools such as QQ, MSN, Forum Posting and SMS to achieve instant interaction.  They can immediately experience the interaction with audiences and re-arrange the programs according to the audience’s needs.  The interactive forms of communication have greatly made available more entertainments.

(3) Strong personalization features and more attractive to young people.
At present, many hosts or DJs are the broadcast reporters and editors, thus showing the greatest personality in the programs.  Such characters can often attract listeners, especially the young people pursuing personality in their DJs.  Uonlive is a special form of personalized media, and has many types of radio programs.

(4) Wide range of interactive methods for transmission.
Uonlive can also use the resources and technical means of the network to achieve transmission of audio-visual language.  The audience can not only see a program through video, the face of a host if it is music, but also at the same time enjoy the songs of the music videos  This transmission ability greatly raises the visibility of the programming.  In addition, the continual development of network technology provides a platform for all Internet users that can become a potential radio audience.

(5) Significant information, easy for sourcing what the users need.
Users can choose programs depending on their preferences and favorites. They can easily skip Internet advertisings on the home page, and also can tune into the world's radio and listen to what they prefer.

(6) Advanced technology is a strong support to the growth of online radio, and technological development a means for change.
Uonlive uses the Internet Audio Radio and Audio-on-Demand, and makes full use of advanced interactive features, to present the most diversified entertainment programs.  In addition, Uonlive uses the most advanced equipment and the latest technology, to make the audience more easily master and control the skills of radio.  In the near future, it will bring “Anytime, Anywhere” radio to the communication products such as mobile phones, or even on the stereo such as stationary units or any mobile unit that has an internet browser.

More importantly, Uonlive does not need to download or install any software, which makes the use more simple and convenient.  The powerful website does all this and even can support keyword search.

Comparative Analysis By Country

According to the statistics published by Alexa, which was founded in April 1996, and grew out of a vision of web navigation that is intelligent and constantly improving with the participation of its users, Uonlive.com now has an overall traffic rank of 13,537. Our latest rank in Hong Kong is 276, Macao is 496, and United States is 126, 032. Among the users, 80.2% of them come from Hong Kong, 8.8% from Macao and 1.5% from United States.  Talk.uonlive.com, our “talk” website, is more popular because nearly 68% of people who visit Uonlive.com may go on this website.

Statistics of Uonlive.com Traffic Rank and Users from Other Countries

Name of Country/Region	Traffic Rank in Other Countries/Regions	Users Come From Other Countries/Regions
Hong Kong	276	80.2%
Macao	496	8.8%
Taiwan	6,489	2.5%
New Zealand	2,422	1.6%
United States	126,032	1.5%
Mainland China	16,770	1.3%
Other countries and regions	-	4.1%

Data Source: www.Alexa.com

The traffic rank is based on three months of aggregated historical traffic data from millions of Alexa Toolbar users and is a combined measure of page views and users. The three month average traffic rank of Uonlive.com was 28,392 on March 2, 2008, which increased 83,993 from January 1, 2008.

Data Source: www.Alexa.com

Reach measures the number of users.  Reach is typically expressed as the percentage of all Internet users who visit a given site. The three months average reach of Uonlive.com amounts to 0.00385% as of March 2, 2008, and compared with the last measure, it is up 291%.

The three months average of the number of unique pages viewed per user per day for Uonlive.com is 5.3 as of March 2, 2008, changed 23% comparative with the last.

Comparing with other established online radios in the world, Uonlive experienced substantial growth since establishment in 2007. As shown in the comparative chart below, the traffic rank of Uonlive is second to RTHK in HK within such a short operation period, and the page views per user of 5.3 is even higher than most world’s famous online radio, which means the online programs of Uonlive are highly welcomed by their users. The development potential of Uonlive is significant.

Comparison with Established International Online Radios

			3 Month Average			Rank in Different Countries
Online Radio Station Name	Website	Year of Estab.	Percent of Global Internet Users Visiting This Site	Traffic Rank	Page Views per user	USA	UK	HK	CN	JP
BBC Radio	www.bbc.co.uk	1967	1.3359%	63	5.7	53	8	230	503	-
Cable News Network	www.cnn.com	1980	0.9485%	104	3.8	17	143	419	564	652
Australian Broadcasting Corp.	www.abc.net.au	2001	0.05645%	2,645	2.7	2,798	1,830	-	-	-
NHK	www.nhk.or.jp	1950	0.04055%	2,935	4.2	19,359	33,262	2,099	36,049	117
RTHK	www.rthk.org.hk	1976	0.0273%	4,360	4.3	13,108	3,120	125	5,004	48,917
Radio.Cn	www.radio.cn	2005	0.000135%	687,284	1.7	-	-	263,650	30,399	-
UOnlive	www.uonlive.com	2007	0.0039%	28,392	5.3	127,361	61,493	276	17,002	-
Data source: www.alexa.com

Financial Performance

•	Total assets as at December 31, 2007 was $479,997
•	Revenue for the period April 17, 2007 (inception) to December 31, 2007 is $10,257
•	Net loss for the period April 17, 2007 (inception) to December 31, 2007 is $192,024
•	Cashflow at December 31, 2007 was $50,000

Our Plan for Increasing Revenue and Cutting Costs

•	We will launch new service targeting manufacturers in China who need our platform as an advertising agent and our UJs as their sales agents to increase their sales.
•	We will increase our broadcasting channels with different popular categories to increase our revenue from selling of air time,
•
We will provide free training to people who want to be UJs and UJs are part of our sales team who sell our products through their personal network. Our sales department will also provide sales techniques to UJs.

•	We will co-operate with local newspapers and magazines to bundle our services and products together with newspaper and magazine advertisements in one package to expand our revenue
•	Our direct cost of sales will be based on commissions paid to UJs, which will not increase our cost unevenly.
•	We are in the process of developing a “point to point” technology which will improve our number of online audiences without increasing the bandwidth, so as to reduce the cost.

How do we intend to expand our programming and technology?

•	We plan to raise adequate capital over the next three years
•	We plan to purchase technology that has come down in price.
•	We plan to acquire other online radio stations in China with positive cashflow
•	We plan to acquire software development companies that specialize in our field and these companies will have mutual benefits for us after acquisition
•	We plan to expand our programs through our training of UJs
•	We are in the process of developing a point-to-point technology which will reduce the usage of bandwidth.

Growth Strategy

Uonlive’s vision is to be the largest online radio station the world. Management intends to grow Uonlive’s business by pursuing the following strategies:

•	Grow capacity and capabilities in line with market demand increases
•	Enhance leading-edge technology through continuous innovation, research and study
•	Continue to improve operational efficiencies
•	Build a strong market reputation to foster and capture future growth in Hong Kong

Existing Facilities in China

We have three recording studios established in Hong Kong equipped with Sony HDR-SRIE Video & Accessories, Tascan IRU,CD Player, Lexicon Multi-effect mixer, and Mackie 16 ch-4 Bus Mixer for recording and on-air broadcasting. We also have a Dell PowerEdge 2950 Rack Mount Server and an IBM X3650 server for the online broadcasting.

Sales and Marketing

Uonlive has established an extensive sales network throughout Hong Kong and in bordering locations in China.  It has a Sales and Marketing Department with 4 staff members.

Competition

There are three different radio broadcasting companies in Hong Kong. Radio and Television of Hong Kong is operated by the Hong Kong government and has seven radio channel offerings in different entertainment and news broadcasts in various languages.  Commercial Radio of Hong Kong is operated by private sector offering 3 channels.  This radio station targets audiences with interest in local news and entertainment.  The last one, Metro Broadcast, Limited is also operated by the private sector, which focuses on financial and entertainment news.

Currently, Uonlive is the only online radio station located in Hong Kong.

Intellectual Property

We have no trademarks or other intellectual property.

Advertising Customers

For the eight months period from May 1, 2007 to December 31, 2007 after its incorporation, the Company achieved revenues of $10,257. The revenue was generated from one customer with the following details:

Name of Customer	Time Sold	Sales for the Period by Customer	% of Sales for the Period
Dbtronix (Far East) Ltd.	One year	$10,257	100%
Total of one Customer		$10,257	100%

Regulation

Regulation of Telecommunications

Internet information services in China are governed by the Telecommunications Regulations issued on September 25, 2000 by the State Council. The Telecommunications Regulations categorize all telecommunications businesses in China as either basic telecommunications businesses or value-added telecommunications businesses. The Catalog of Classes of Telecommunications Businesses (updated on February 21, 2003 and effective as of April 1, 2003) that is attached to the Telecommunications Regulations provides that an Internet information service is a value-added telecommunications business. According to the Telecommunications Regulations, any commercial operator of telecommunications businesses in China must obtain an operating license from MII or provincial-level communications administrative bureaus (“CAB”). The Telecommunications Regulations also set forth extensive guidelines with respect to various aspects of telecommunications operations in China.

The Administrative Measures for Telecommunications Business Operating Licenses (the “Telecom License Measures”) were promulgated by MII on December 26, 2001 and became effective as of January 1, 2002. The Telecom License Measures, which are formulated in accordance with the Telecommunications Regulations, set forth the types of licenses required to operate a telecommunications business and the procedures for obtaining such permits. With respect to licenses for value-added services, the Telecom License Measures draw a distinction between licenses for business conducted in a single province (which are issued by CAB) and licenses for inter-provincial activities (which are issued by MII).

Regulation of Internet Content

The Internet Measures set forth a list of prohibited types of content. Duly licensed ICPs are required to monitor their websites, including chat rooms and electronic bulletin boards, for prohibited content and remove any such content that they discover on their websites. In addition, some of the specific types of prohibited content are vague and subject to interpretation. Therefore, the responsibilities and the potential liabilities of ICPs are unclear.

ICPs are subject to an array of other regulations with respect to types of content and services, for which providers must obtain approval from various government agencies. ICPs in the more sensitive or regulated areas (that is, news, publication, education, medical care, pharmaceuticals and medical apparatuses and instruments) are required to be examined by the authority in charge of the relevant area prior to applying for an operating permit.

The posting of news on websites and the distribution of news over the Internet are highly regulated and can only be engaged in by ICPs that have been specifically approved to do so. The Provisional Administrative Measures Regarding Internet Websites Carrying on the News Posting Business issued by the State Council News Office and MII in November 2000 stipulate that only ICPs that are government-authorized news units may operate online news posting business that post news reported by such ICPs.  Other ICPs may apply to the State Council News Office for approval to post on their websites news supplied under contract by approved news providers, a copy of which shall be filed with the applicable provincial requirements with respect to facilities and experience personnel that must be met by applicants for approval to post news on their websites.

Regulation of Online Advertisements

ICPs require approval from SAIC or its relevant local branches carry advertisements on their websites.  Uonlive does not have such approval, but Uonlive is incorporated in Hong Kong which is not under the Chinese regulations.

Legal Proceedings

Uonlive is not aware of any significant pending legal proceedings against it.

Property

The Company leases office premises under a non-cancelable operating lease at 5/F, Guangdong Finance Building, 88 Connaught Road West, Hong Kong. The leased premises occupies approximately 3,000 square feet.

Employees

Uonlive has a staff of 10 paid employees in the following Operation, Account, Program, Product Development, Business Development Creative and Technical departments:  Included in the 10 employees are two managers, one general manager, one chief financial officer and one chief executive officer.  Of the 10 employees, six are full time and four are part-time workers.  Uonlive believes it is in compliance with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Share Exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Uonlive, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements.  Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.  The operating results for the periods presented were not significantly affected by inflation.

Company Overview

The predecessor of China World Trade Corporation was incorporated in the State of Nevada on January 29, 1998 under the name of Txon International Development Corporation to conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Nevada.

Our business plan involves the pursuit of three distinct lines of business including:

•
Business Clubs.  We have business clubs located in Guangzhou and Beijing.  Each business club is indirectly associated with the World Trade Center Association, by which we have positioned ourselves as a platform to facilitate trade between China and the world markets.

•
Tourism and Hotel Management: Our Hotel Management operations are managed by through our subsidiary CWT Hotel Management which commenced operation in August 2007. The strategic acquisition of Suzhou Tongli to become our affiliate can provide us with revenue in the form of tourist entrance fee, and hence allows us to maintain foothold to the high margin tourism segment of the Chinese travel business.

•
Investment and Consultancy Services: Our Investment & Consultancy Services are offered through CWT Investment which commenced operation in August 2007.  CWT Investment includes the provision of market and industrial research, corporate restructuring and planning, technology and infrastructural expertise, as well as investment matching to development projects in Chinese cities.

Our executive office is located at 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, the PRC 510620.

As a result of the Share Exchange, Parure Capital became a wholly-owned subsidiary of the Registrant.  Uonlive became an indirect wholly-owned subsidiary of the Registrant, and the Registrant succeeded to the business of Uonlive, which is a leading online radio station and multimedia communications platform based in the Hong Kong SAR of the People’s Republic of China. All the operations and assets of Uonlive are located in Hong Kong.

On April 17, 2007, the shareholder and director of Uonlive, Mr. Samuel Tsun contributed the radio broadcasting technology at a total consideration of $166,534 (equivalent to HK$1,299,780) to the Company. The consideration was satisfied by the creation of a shareholder loan to Mr. Samuel Tsun.

“To provide online programming any time, any place” is Uonlive’s mission. Uonlive strives to become a Multimedia Communication Platform. Within this platform, Uonlive wants to remind the world of the importance of communication. Our goal is to use online audio programming more creatively to lighten up listener’s lives in a pleasant and fun way.

Our objective is to develop and provide diversified programming that has an upbeat message for anyone who listens. We will use advanced technologies to provide a variety of interactive channels through a Multimedia Communication Platform to give the audience an impressive and fun radio shows.

Our revenue model is to (1) sell air-time or spot time to customers in different time section. A tailor made package will be designed for different customer. Normally, a package may contain a number of appearing time with a time frame of, say, 30 seconds, (2) to sell banner advertisement in our website. We planned to have eight banner for this year for customers to place their advertisement, (3) to sell title sponsor to customer for each program.

The management believe that Uonlive has a niche market in the online radio industry in Hong Kong and Mainland China. The prospect for this industry is enormous with potential high margin. Uonlive is the pioneer in this market and hopefully it will be the leader and taking the largest market share in the coming years.

The financial results summarized below are based on the Uonlive’s audited balance sheet as of December  31, 2007 and related audited statements of operations, changes in owner’s equity and cash flows for the period from April 11, 2007 (inception) to December 31, 2007.  These financial statements are attached hereto as Exhibit 99.1.

Period from November 21, 2007 (inception) to December 31, 2007

As of December 31, 2007, the Company had incurred a net loss of $192,024 which resulted mostly from the excessive general and administrative cost since the company recently started up.  A negative operating cash flow of $132,987 and a stockholders’ deficit of $141,894 for the year ended December 31, 2007 .

Revenues.  Revenues for the period ended December 31, 2007 were $10,257 and were due to one customer generated from the sales team during the period from inception to December 31, 2007 and management believes revenue will increase in the first quarter of 2008.

Selling Expenses.  The selling expenses for the period ended December 31, 2007 were $5,744 which included advertisement in magazine and newspaper in order to publish our presence in the market. Continued promotional activities will be expected in future to accompany our sales strategy..

General and Administrative Expenses. General and administrative expenses for period ended December 31, 2007 were $168,869 which included rental expense of approximately $50,000, salaries expenses approximately $70,000 and a consultant fee approximately $27,000.

Net Loss. Net loss for the period ended December 31, 2007 was $192,024 which is mainly due to the starting up of the business and incurring a larger amount of administrative cost.

Liquidity and Capital Resources

As of December 31, 2007, cash and cash equivalents totaled $50,000. Net cash used in operating activities amount to $132,987; while net cash used in investing activities recorded at $411,614, which including a purchase of plant and equipment of approximately $245,000 and technical know-how of approximately $167,000

The company does not have any other bank loan or other kind of long term financing to finance its operations.

We believe that the level of financial resources is a significant factor for our future development and accordingly may choose at any time to raise capital through private debt or equity financing to strengthen its financial position, facilities growth and provide us with additional flexibility to take advantage of business opportunities.  No assurances can be given that we will be successful in raising such additional capital on terms acceptable to us or at all.  To date, all of our financing has come from shareholder loans which aggregate $166,534 as of December 31, 2007.

Critical Accounting Policies and Estimates

The discussion and analysis of Uonlive’s financial condition presented in this section are based upon the audited consolidated financial statements of Uonlive, which have been prepared in accordance with the generally accepted accounting principles in the United States. For purposes of this section entitled “Critical Accounting Policies and Estimates,” Uonlive and Parure Capital shall hereafter together be referred to as “Uonlive.”  During the preparation of the financial statements Uonlive is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Uonlive evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. Uonlive bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions.  Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Uonlive identified the most critical accounting principals upon which its financial status depends.  Uonlive determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Uonlive presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue Recognition. Uonlive recognizes sales when the revenue is realized or realizable, and has been earned, in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Uonlive’s sales are related to sales of product. Revenue for product sales is recognized as risk and title to the product transfer to the customer, which usually occurs at the time shipment is made. Substantially all of Uonlive’s products are sold FOB (“free on board”) shipping point. Title to the product passes when the product is delivered to the freight carrier.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of Uonlive’s products that are sold in the China are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government.  This VAT may be offset by VAT paid by Uonlive on raw materials and other materials included in the cost of producing their finished product.

Accounts Receivable, Trade and Allowance for Doubtful Accounts. Uonlive’s business operations are conducted in the People's Republic of China. During the normal course of business, Uonlive extends unsecured credit to its customers.  There is a zero balance for accounts receivable, trade outstanding at December 30, 2006 and 2005.  Management reviews accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate.  An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable.  Since there is no balance for accounts receivable as of December 31, 2006 and 2005, no allowances for doubtful accounts were accrued.

Inventories. Inventories are stated at the lower of cost or market using the weighted average method. Uonlive reviews its inventory on a regular basis for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence.  As of December 31, 2006 and 2005, the Company has determined that no reserves are necessary.

Off-Balance Sheet Arrangements. Uonlive has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Uonlive has not entered into any derivative contracts that are indexed to Uonlive’s shares and classified as shareholder’s equity or that are not reflected in Uonlive’s financial statements. Furthermore, Uonlive does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Uonlive does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Uonlive.

Inflation. Uonlive believes that inflation has not had a material effect on its operations to date.

Income Taxes. Uonlive has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities.  Provision for income taxes consist of taxes currently due plus deferred taxes. Since Uonlive  had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts at December 31, 2006 and 2005. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment to FASB Statement No. 115”. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit. The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company is currently assessing the impact adoption of SFAS No. 159 will have on its consolidated financial statements.

In December 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset. The provisions are effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of the statement.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statements No.141 (revised 2007), “Business Combinations” (“FAS 141(R)”) and No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“FAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The provisions of FAS 141 (R) and FAS 160 are effective for the fiscal year beginning June 1, 2009. We are currently evaluating the provisions of FAS 141(R) and FAS 160.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address the Company’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement.  One should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K.  Listed below are some important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in the Company’s common stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company’s common stock.  There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals.  The risks described below are not the only ones the Company will face.  If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of the Registrant’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment.  The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to the Company, material risks related to the Company’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

The Company’s future revenues will be derived from the sale of advertising on the internet and other online radio business revenues. There are numerous risks, known and unknown, that may prevent the Company from achieving its goals including, but not limited to, those described below.  Additional unknown risks may also impair the Company’s financial performance and business operations. The Company’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks. In such case, the market value of the Company’s securities could be detrimentally affected, and investors may lose part or all of their investment.  Please refer to the information contained under “Business” in this report for further details pertaining to the Company’s business and financial condition.

Risks Related To Our Company

Unanticipated problems in expanding the Company’s online radio business may harm the Company’s business and viability.

The Company’s future cash flow depends on its ability to timely expand its online radio business. If the Company’s operations are disrupted and/or the economic integrity of its sales and marketing operation is threatened for unexpected reasons (including, but not limited to, technical difficulties, and business interruptions due to terrorism or otherwise), the Company’s business may experience a substantial setback. Moreover, the occurrence of significant unforeseen conditions or events may require the Company to reexamine its business model.  Any change to the Company’s business model may adversely affect its business.

If the Company does not obtain financing when needed, its business will fail.

As of December 31, 2007, the Company had cash and cash equivalents on hand in the amount of approximately $50,000 (audited). The Company predicts that it will need approximately $3 million to implement its business plan and meet its capital expenditure needs over the next three years. The Company currently does not have any arrangements for additional financing and it may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the Company’s products, production costs, the availability of credit, prevailing interest rates and the market prices for the Company’s common stock.

The Company’s ability to operate at a profit is partially dependent on market prices of advertising.  If advertising prices drop too far, the Company will be unable to maintain profitability.

The Company’s results of operations and financial condition will be affected by the selling prices for advertising. Prices are subject to and determined by market forces over which the Company has no control. The Company’s revenues will be heavily dependent on the market prices for advertising in many markets in China.

The success of the Company’s business depends upon the continuing contributions of its Chief Executive Officer and other key personnel and its ability to attract other employees to expand the business, whereas the loss of key individuals or the Company’s inability to attract new employees could have a negative impact on the Company’s business.

The Company relies heavily on the services of Cheung Chi Ho, the Chief Executive Officer, and the services of Larry Wei Fan, the Chief Financial Officer, as well as several other senior management personnel.  Loss of the services of any of such individuals would adversely impact other Company’s operations.  In addition, the Company believes that its technical personnel represent a significant asset and provide the Company with a competitive advantage over many of the Company’s competitors. The Company believes that its future success will depend upon its ability to retain these key employees and its ability to attract and retain other skilled financial, engineering, technical and managerial personnel.  For example, the Company presently does not have any directors or officers (other than Larry Wei Fan, our Chief Financial Officer) experienced with public company SEC reporting and financial reporting requirements and the Company will be required to engage such persons, and independent directors, in order to satisfy the quotation standards of the Over the Counter Bulletin Board on which the Company’s common stock is traded (not currently required by OTCBB or SEC). In addition, as a result of failure to engage qualified personnel the Company may be unable to meet its responsibilities as a public reporting company under the rules and regulations of the SEC.  None of the Company’s key personnel are party to any employment agreements.  The Company does not currently maintain any “key man” life insurance with respect to any of such individuals.

Future sales of the Company’s equity securities will dilute existing stockholders.

To fully execute its long-term business plan, the Company may need to raise additional equity capital in the future. Such additional equity capital, when and if it is raised, would result in dilution to the Company’s existing stockholders.

Subject to its receipt of the additional capital required, the Company plans to grow very rapidly, which will place strains on management and other resources.

The Company plans to grow rapidly and significantly expand its operations. This growth will place a significant strain on management systems and resources, particularly since the Company has approximately 300 employees. The Company will not be able to implement its business strategy in a rapidly evolving market without an effective planning and management processes. The Company has a short operating history and has not implemented sophisticated managerial, operational and financial systems and controls. The Company is required to manage multiple relationships with various strategic partners, and other third parties. These requirements will be strained in the event of rapid growth or in the number of third party relationships, and the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and management may be unable to manage growth effectively. To manage the expected growth of the Company’s operations and personnel, the Company will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage its growing employee base. The Company will be required to expand its finance, administrative and operations staff. The Company may be unable to complete in a timely manner the improvements to its systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

Risks Related to the Online Radio Business

The Online Radio Business suffers from a lack of portability, which could negatively impact revenues and profitability.

The success of online radio depends on the network transmission signal. In other words, if a listener is not sitting in front of the computer, or does not have Internet access, the audience will not be able to listen to our radio programs. This lack of portability negatively impacts our potential revenues and profitability. In order to resolve this problem, we are developing new online radio reception technologies, so that to we will be able to distribute our online radio programs to audiences through traditional electrical outlets and instruments, such as mobile telephones, family electronics, etc. There can be no assurance of success in our endeavors.

Our success as an online radio business is significantly influenced by the network bandwidth, since increased bandwidth increases the cost of our service.

Network bandwidth determines the download speed of the media streaming. In addition, the cost of providing online radio can be high, because every person listening on the Internet to the voices needs to have a separate streaming (audio stream). For each additional person, you need one more bandwidth, and for more enthusiastic listeners, the cost of the online radio station increases. To address this problem, we will continuously increase the capacity of our website sever and bandwidth with increases of visitor volume, so that we can provide fluent online radio programs.

The SMS Technology is not adequate for our sophisticated communication with our audiences, and a better technological solution must be found.
.
Most online radio stations use short message system or SMS messages to communicate between the audience and host, and this system lacks creativity. As an example of the problem, we have operated over 50 DJs who were communicating with different audiences at one time. We are trying to develop online chatting tools for better communication and more creativity, although there is no assurance that we will be successful in our endeavors.

The overall quality of hosts or DJs needs to be improved and they are at the heart of our programming.

The overall quality of hosts or DJs needs to be improved, and their performance is crucial to our programming. Most of hosts or DJs of online radio stations are non-professionals, and they have a strong randomness, and lack of stability. The overall quality of hosts or DJs needs to be improved. This is the reason that we undertake DJ training programs, so that we can develop qualified DJs to serve our audience.

The difficulties of non-standard operations, the complexities of copyright compliance and infringement and the restrictions imposed by the record industry make our business expensive to conduct.

The difficulties of non-standard operations, the complexities of copyright compliance and infringement and the restrictions imposed by the record industry make our business expensive to conduct. Online radio stations in the development process also face these issues to a greater degree.  These issues increase the operational risks. Uonlive is trying to get licenses from more record agencies in order to avoid such potential risks, of course, which increases our operating costs.

Risks Related to Doing Business in the PRC

The Company faces the risk that changes in the policies of the PRC government could have a significant impact upon the business the Company may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, the Company believes that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While the Company believes that this trend will continue, there can be no assurance that this will be the case.  A change in policies by the PRC government could adversely affect the Company’s interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on the Company’s business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, the Company is required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The Company cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on the Company’s businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect the Company’s customers, demand for the Company’s products and the Company’s business.

All of the Company’s operations are conducted in the PRC and all of its revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, the Company cannot assure investors that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC could materially reduce the demand for our products and materially and adversely affect the Company’s business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for the Company’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase the Company’s costs and also reduce demand for the Company’s products.

Governmental control of currency conversion may affect the value of an investment in the Company.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Company receives all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Company’s ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay certain of its expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect investments in the Company.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As the Company relies principally on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect the Company’s cash flows, revenues and financial condition. For example, to the extent that the Company needs to convert U.S. dollars it receives from an offering of its securities into Renminbi for the Company’s operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on the Company’s business, financial condition and results of operations. Conversely, if the Company decides to convert its Renminbi into U.S. dollars for the purpose of making payments for dividends on its common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi that the Company converts would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to the Company’s income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.2% appreciation of the Renminbi against the U.S. dollar as of May 15, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone a number of changes that may increase the administrative burden the Company faces. The failure by the Company’s stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent the Company from being able to distribute profits and could expose the Company and its PRC resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”) effective November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity.  Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in the Company’s case. While the Company’s PRC counsel advised it that only the PRC resident stockholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require the Company’s other PRC resident stockholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by the Company or otherwise affect the Company.

In the event that the proper procedures are not followed under the SAFE October Notice, the Company could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. The Company’s PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect the Company’s operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where most of the Company’s revenue is derived, could have an adverse effect on the Company’s operations. The Company’s operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt the Company’s operations.  Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect the Company’s operations.

Because the Company’s principal assets are located outside of the United States and all of the Company’s directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on U.S. federal securities laws against the Company and the Company’s officers and directors in the U.S. or to enforce U.S. court judgment against the Company or them in the PRC.

All of the Company’s directors and officers reside outside of the United States. In addition, Uonlive is located in the PRC and substantially all of its assets are located outside of the United States; it may therefore be difficult or impossible for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against the Company in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against the Company or its officers and directors of criminal penalties, under the U.S. federal securities laws or otherwise.

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. The Company may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, the Company may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Risks Relating to the Share Exchange

The Company’s Chairman, Tsun Sin Man Samuel beneficially owns [60.1%] of the Company’s outstanding common stock, which gives him control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Share Exchange, most of management of the Company do not beneficially own any of the Company’s outstanding common stock at this point in time, and one of the Company’s directors beneficially owns [60.1%] of the Company’s outstanding shares. The interests of this director may differ from the interests of other stockholders.  As a result, this director will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	Electing or defeating the election of directors;
•	Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;
•	Effecting or preventing a merger, sale of assets or other corporate transaction; and
•	Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

As a result of the Share Exchange, Uonlive has become an indirect wholly-owned subsidiary of a company that is subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

As a result of the Share Exchange, Uonlive has become an indirect wholly-owned subsidiary of a company that is a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if Uonlive had remained privately-held and did not consummate the Share Exchange.

In addition, it may be time consuming, difficult and costly for the Registrant to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  The Registrant may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If the Registrant is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Registrant may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Registrant expects these new rules and regulations to increase compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public entity, the Registrant also expects that these new rules and regulations may make it more difficult and expensive for the Registrant to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Registrant to attract and retain qualified persons to serve as directors or as executive officers.

Because Uonlive  became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with Uonlive’s becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the company since there is no incentive to brokerage firms to recommend the purchase of the company’s common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the company.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	Additions or departures of key personnel;
•
Limited “public float” following the Share Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	Sales of the common stock;
•	The Company’s ability to execute its business plan;
•	Operating results that fall below expectations;
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s common stock.  The Company cannot predict how liquid the market for the Company’s common stock might become.  The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol CWTD. The Company currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should the Company fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of the Company’s common stock could suffer, the trading market for the Company’s common stock may be less liquid and the Company’s common stock price may be subject to increased volatility.

The Company’s common stock may be deemed a “penny stock”, which would make it more difficult for investors to sell their shares.

The Company’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act.  The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate.  Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement the Company is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of the Company’s Certificate of Incorporation and Delaware law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Certificate of Incorporation and Delaware law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders.  For example, the Company’s Certificate of Incorporation allows the Company to issue shares of preferred stock without any vote or further action by stockholders.

Volatility in the Company’s common stock price may subject the Company to securities litigation.

The market for the Company’s common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under the Company’s  Nevada  law and the Company’s By-Laws, and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

Article X of the CWTD’s By-Laws provides, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of CWTD, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of CWTD and its stockholders (through stockholder derivative suits on behalf of CWTD) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth as of December 31, 2007, the number of shares of the Registrant’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s voting stock, and by each of the Registrant’s directors and executive officers and by all its directors and executive officers as a group.

Except as otherwise specified below, the address of each beneficial owner listed below is 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, People’s Republic of China.

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power(2)

Common	William Tsang	21,787,675	10.9%

Common	Dragon Ace Global Limited	75,000,000	37.6%

Common	Oxford Global Capital Limited	60,000,000	30.1%

Common	Standford Global Capital Limited	15,000,000	7.5%

Common	All Officers and Directors as a Group (3 corporations)	150,000,000	75.1%

(1)	Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2)	Based on 199,565,923 shares of common stock issued and outstanding.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

The table below sets forth who our directors and executive officers will be upon the expiration of the ten day notice period under Rule 14f-1, and, in that connection, we filed with the Commission and mailed to our shareholders of record a Schedule 14F-1, which serves to provide such notice on March 31, 2008.  Such notice period will expire on April 10, 2008.  In the interim, on the Closing Date, the current officers of the Company resigned from such positions and the persons chosen by Uonlive were appointed as the officers of the Company, notably Tsun Sin Man Samuel, as Chairman, Cheung Chi Ho, as CEO, and Wong Kin Yu, as Chief Operating Officer, and Tsang and Zeliang Chen resigned from their positions as directors and officers; and Tsun and Cheung filled the vacancies on the Board created by their resignation. CM Chan resigned from his position as CEO, Larry Wei Fan will remain as CFO until further notice.

On the Closing Date, the remaining members of the Board, namely Xiao Lei Yang, Chao Ming Luo and Ye Xin Long resigned from their positions as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time such persons designated by Uonlive will be appointed as directors of the Company, notably Carol Kwok, Zeng Yang and Wong Kin Yu.

Name	Age	Position
Tsun Sin Man Samuel	40	Chairman, Director
Cheung Chi Ho	30	Chief Executive Officer, Director
Wong Kin Yu	27	Chief Operating Officer, Director
Carol Kwok	29	Director
Zeng Yang	24	Director
Larry Wei Fan	37	Chief Financial Officer

Biographies

Mr. Tsun Sin Man Samuel, age 40, Director & Chairman
Mr. Tsun Sin Man Samuel, who has more than 20 year experience in the acoustic components and ultra-sonic products market, served as the Chief Executive Officer of DB Products Ltd for the period 1988 to 2008, a company specializing in manufacturing of acoustic components. He also served as CEO of DBtronix (Far East) Ltd.  Headquartered in Hong Kong, DB Products Ltd. has introduced over 4,000 models of acoustic components including Magnetic Buzzer, Piezo Element Mechanical Buzzer and speakers into the market place. He established Uonlive Limited on April 2007, which is the first online radio station in Hong Kong.

Mr. Cheung Chi Ho, age 30, Chief Executive Officer
Mr. Cheung Chi Ho is the Chief Executive Officer of Uonlive Limited. He joined DB Group Limited as a Project Designer in 2005. With his talent, creativity and knowledge in fine arts and multimedia, he has lead a number of successful projects, including the website of Hong Kong Girl Guides, official website of Metro Radio programme, Bananaclub, and its online audio-sharing platforms, and UonLIVE (previously known as BBSLive). His contribution in project management, concept development and network design is well recognized.

Prior to joining DB Group, Mr. Cheung was a freelance designer in United Kingdom. He gained a Bachelor of Arts degree and a Masters Degree of Arts, majoring in Design and Manufacture (Multimedia Design) at De Monfort University in United Kingdom.

Mr. Wong Kin Yu, age 27, Chief Operating Officer, Director
Mr. Wong was appointed as Chief Operating Officer of Uonlive Ltd. He was the director of Shining Pearl (HK) Co. Ltd. and the company’s secretary of Hong Kong United Youth Association Ltd. for the period 2006 to 2007.  Mr. Wong graduated from Jinan University and was awarded the Bachelor of Business Administration degree in 2005.

Ms.Carol Kwok, age 29, Director
Ms, Kwok has served as the Director of Administration of DODI Network Tech (Guangzhou) Limited starting from 2005; a company specialized in software development.  She graduated from the University of Aberdeen, Scotland with a degree of M.Sc. in Finance & Investment Management.

Ms. Yang Zeng, age 24, Director
Ms. Zeng served as the network Engineer of DODI network tech (Guangzhou) Ltd. from 2005. She is at the final stage of attending a professional training course of Beida Jade Bird Aptech Guangzhou High-Tech Training Centre as Network Engineer. Ms.Zeng graduated from Wuhan Military School of Economics and Management with a major in Economics management in 2004.

Mr. Fan Wei Larry, age 37, Chief Financial Officer
Mr. Fan has over 10 years of experiences in the areas of investment, transaction advisory services and commercial fields. He served as the CFO of China World Trade Corporation since August 2007.  In the past, Mr. Fan was the associate director of Greater China Capital Limited from 2006-2007 and Vice President of Beijing Xinyou Stone Investment Consultancy Limited from 2003-2005. Mr. Fan holds a Masters Degree in Business from RMIT University of Australia.

Meetings of Our Board of Directors

The Registrant’s Board of Directors held nine meetings during the year ended December 31, 2007. Uonlive’s Board of Directors held 5 meetings during the period ended December 31, 2007.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company paid nil to its directors for service as directors in 2006, and the Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE

Name of Officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total

William Tsang	2007	150,000	-	-	-	-	-	-	150,000
	2006	150,000	-	-	-	-	-	-	150,000
	2005	150,000	12,500	198,480	-	-	-	-	360,980
C.M. Chan	2007	26,419	-	-	-	-	-	-	26,419
	2006	77,062	-	-	-	-	-	-	77,062
	2005	76,982	15,215	53,755	-	-	-	-	145,952
Cheung Chi Ho	2007	20,000	-	-	-	-	-	-	20,000
	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the period ended December 31, 2007.

During the period ended December 31, 2007, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans; however the Company is currently deliberating on implementing an equity compensation plan.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

Prior to Closing, the Company utilized office space rented from a company controlled by William Tsang.

On September 25, 2006, the Company together with its wholly owned subsidiary, Rainbow Wish Limited (“Rainbow Wish”), entered into a Share Exchange Agreement (the “Agreement”) with CWT International Excursion Investment Limited, a company organized and existing under the laws of the British Virgin Islands (“CWT Excursion”), and William Tsang, the Chairman of the Company and holder of sixty percent (60%) of the capital stock of CWT Excursion.  Mr. Tsang is also a citizen and resident of the The People’s Republic of China. Pursuant to the terms of the Agreement, the Company issued 9,000,000 shares of its common stock (the “CWTD Shares”) to Mr. Tsang in exchange for 25 common shares of CWT Excursion owned by him (the “CWT Excursion Shares”), which CWT Excursion Shares were acquired by Rainbow Wish, representing a 25% equity interest in CWT Excursion. Pursuant to the Agreement, Mr. Tsang has also agreed to grant Rainbow Wish the option to purchase an additional 35% of the capital stock of CWT Excursion within twelve months of the date of sale, at a price that will be agreed upon by both parties at the time of exercise of said option in a separate agreement.  The transaction was approved by a majority vote of the Board of Directors of the Company, with Mr. Tsang abstaining from voting on what is characterized as an “interested director” transaction, in accordance with Article II, Section 12(a) of the By-Laws of the Company and the Nevada Revised Statutes.

In connection with the Exchange Agreement, the Company transferred the capital stock of Virtual Edge Limited, a British Virgin Islands corporation, China World Trade Corporation, a British Virgin Islands corporation, China Chance Enterprises Limited, a British Virgin Islands corporation, and Rainbow Wish Ltd., a British Virgin Islands corporation, to Top Speed Technologies Ltd., a British Virgin Islands corporation which is wholly owed by William Tsang, the former Chairman and President of the Company.  The corporations whose stock was transferred represented all of the assets and liabilities of the Company, and contain viable, ongoing businesses.  No fairness opinion was sought by the Board of Directors with respect to the transfers and no appraisals were sought by the Board of Directors with respect to the assets indirectly transferred.

Except for the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was (or is) a party, and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

Item 3.02.         Unregistered Sales of Equity Securities

In connection with the Share Exchange, as of March 28, 2008, the Company issued 150,000,000 shares of common stock and 500,000 shares of Series A Convertible Preferred Stock in a transaction intended to be exempt from registration under the Securities Act pursuant to Regulation S.  The consideration for the issuance of the shares of common stock was the exchange by Tsun and Hui of 100% of the share capital of Parure Capital. Pursuant to the exchange, Uonlive became an indirect wholly owned subsidiary of the Company.

Description of Securities

The Company is authorized to issue 200,000,000 shares of common stock, $.0001 par value.  The Company is also authorized to issue 10,000,000 shares of “blank check” preferred stock. Immediately following the Share Exchange, there were 199,565,923 shares of common stock issued and outstanding and 500,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. There are 200,000,000 shares of common stock, $.001 par value, authorized.  They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The powers, preferences and rights and the qualifications, limitations or restrictions of the 10,000,000 shares of authorized blank check preferred stock, par value $.001, shall be determined by the board of directors.

Registration Rights

There are no registration rights with respect to the common stock or the Series A Convertible Preferred Stock.

Market Price and Dividends

Uonlive is, and has always been a privately-held company and now is an indirect wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Uonlive. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol CWTD, but there is currently no liquid trading market.

For the foreseeable future, the Company does not intend pay cash dividends to its stockholders. Uonlive does not intend to pay any cash dividends to its parent shareholder.

Indemnification of Directors and Officers

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

Article X of the CWTD’s By-Laws provides, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of CWTD, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of CWTD and its stockholders (through stockholder derivative suits on behalf of CWTD) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Anti-Takeover Effect of Certain By-Law Provisions

Certain provisions of the Company’s By-Laws are intended to strengthen the board of directors’ position in the event of a hostile takeover attempt.  These provisions have the following effects:

•	they provide that only business brought before an annual meeting by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “CWTD,” but there is currently no liquid trading market.

The transfer agent for our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84111 telephone: (801) 272-9294.

Item 5.01.         Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On the Closing Date, the current officers of the Company resigned from such positions and the persons chosen by Uonlive were appointed as the officers of the Company, notably Tsun Sin Man Samuel, as Chairman, Cheung Chi Ho, as CEO, and Wong Kin Yu, as Chief Operating Officer, and Tsang and Zeliang Chen resigned from their positions as directors and officers; and Tsun and Cheung filled the vacancies on the Board created by their resignation. CM Chan resigned from his position as CEO, Larry Wei Fan will remain as CFO until further notice.

On the Closing Date, the remaining members of the Board, namely Xiao Lei Yang, Chao Ming Luo and Ye Xin Long resigned from their positions as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time such persons designated by Uonlive will be appointed as directors of the Company, notably Carol Kwok, Zeng Yang and Wong Kin Yu.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” on page 24, and are incorporated by reference herein.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Messrs. Tsun Sin Man Samuel, Cheung Chi Ho, Wong Kin Yu, Larry Wei Fan and Mses. Carol Kwok and Zeng Yang had or will have a direct or indirect material interest, other than the ownership of shares of common stock in the Registrant as a result of the reverse merger transaction.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management.”  In addition, the Registrant does not have an employment contract with any of Tsun, Ho, Yu, Fan, Kwok and Yang.

Item 5.06.         Change in Shell Company Status

As a result of the consummation of the Share Exchange described in Item 1.01 of this Current Report on Form 8-K, the Company believes that it is no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.         Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.

[In accordance with Item 9.01(a), Parure Capital Limited’s consolidated audited financial statements for the period from April 11, 2007 (inception) to December 31, 2007 is filed in this Current Report on Form 8-K as Exhibit 99.1.  See the Description of the financial statements set forth in Exhibit No. 99.1 set forth below.]

(b)      Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)      Exhibits.

The exhibits listed in the Exhibit Index following the signatures are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2008	CHINA WORLD TRADE CORPORATION

	By:	/s/ William C.H. Tsang
William C.H. Tsang
Chairman and President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement by and among CWTD, Tsang, Uonlive, Tsun, Hui and Parure Capital, dated March 28, 2008.
2.2	Sale and Purchase Agreement among CWTD, Top Speed Technologies Ltd and Tsang, dated March 28, 2008
3.1	Articles of Incorporation of CWTD (incorporated by reference from Exhibit 3.1 to CWTD’s Registration Statement on Form 10-SB filed with the Commission on May 18, 1999.)
3.2	By-laws of CWTD (incorporated by reference from Exhibit 3.2 to CWTD’s Registration Statement on Form 10-SB filed with the Commission on May 18, 1999.)
21.1	List of Subsidiaries
99.1
Parure Capital Limited consolidated audited balance sheet at December 31, 2007, and related statements of operations and other comprehensive loss, cash flows and change in stockholders’ equity from period of November 21, 2007 (date of inception) through December 31, 2007

99.2	Unaudited Combined Pro forma Balance Sheet and Statement of Operations of CWTD and Parure Capital